                                                                     Exhibit 3.2

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                               ANDRX CORPORATION,
                             A DELAWARE CORPORATION

                              as of March 17, 2003

                                    ARTICLE I
                                     OFFICES

         Section 1. NAME. The name of the Corporation is Andrx Corporation, a Delaware corporation (the "Corporation").

         Section 2. PRINCIPAL OFFICE AND ADDITIONAL OFFICES. The location of the registered office of the Corporation shall be as stated in the Certificate of Incorporation, which location may be changed from time to time by the Board of Directors of the Corporation (the "Board of Directors"). The Corporation may also have offices or branches at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. ANNUAL MEETINGS. All annual meetings of the stockholders of the corporation for the election of directors and for such other business as may properly come before the meeting shall be held (i) on the fourth Friday of May of each calendar year at 10:00 a.m., Eastern time, or on such other date or at such other time as may be fixed, from time to time, by the Board of Directors, and (ii) at such place, within or without the State of Delaware, as may be designated by or on behalf of the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

         Section 2. SPECIAL MEETINGS. Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock, special meetings of stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, (ii) the Corporation's Chief Executive Officer ("CEO") or (iii) the holders of at least one-third of the outstanding shares of capital stock of the Corporation. Special meetings of stockholders may be held at such time and date, and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors and set forth in the notice of meeting required pursuant to Section 3 of this Article. Notwithstanding anything contained in these Bylaws to the contrary, this Article II, Section 2 shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a stockholders' meeting duly called for such purpose. Only such business as is set forth in the notice of a special meeting may be transacted at such Special Meeting.

         Section 3. NOTICE. A written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, at the address as it appears on the stock transfer records of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the CEO, or the President in the absence of a CEO,, the Secretary or the officer or persons calling the meeting. The notice so given shall state the date, time and place of the meeting and, in the case of a special stockholders' meeting, the purpose or purposes for which the meeting is called.

         Section 4. WAIVER OF NOTICE. Stockholders may waive notice of any meeting before or after the date and time specified in the written notice of meeting. Any such waiver of notice must be in writing, be signed by the stockholder entitled to the notice and be delivered to the Corporation for inclusion in the appropriate corporate records. Neither the business to be transacted at, nor the purpose of, any stockholders' meeting need be specified in any written waiver of notice. Attendance of a person at a stockholders' meeting shall constitute a waiver of notice of such meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

         Section 5. RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at a stockholders' meeting, to demand a special meeting, to act by written consent or to take any other action, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty
(60) days nor, in the case of a stockholders' meeting, less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a stockholders' meeting, then the record date for such shall be the close of business on the day before the first notice is delivered to stockholders.

         Section 6. QUORUM. A majority of the shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on that matter at a meeting of stockholders. If a quorum is not present or represented at a meeting of stockholders, the holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, may adjourn the meeting from time to time. Once a quorum has been established at a stockholders' meeting, the subsequent withdrawal of stockholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         Section 7. VOTING. If a quorum is present, action on a matter, other than the election of directors, shall be approved if the votes cast by the stockholders represented at the meeting and entitled to vote on the subject matter favoring the action exceeds the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by Delaware law or by the Certificate of Incorporation. Directors shall be elected by plurality vote in accordance with Article III, Section 3 of these Bylaws. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, unless otherwise provided under the Certificate of Incorporation (or any resolution authorizing any class or series of Preferred Stock) or under Delaware law.

         Section 8. PROXIES. A stockholder entitled to vote at any meeting of stockholders or any adjournment thereof may vote in person or by proxy. A stockholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         Section 9. NO STOCKHOLDER ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the stockholders of the Corporation shall be taken at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders. Notwithstanding anything contained in these Bylaws to the contrary, this Article II, Section 9 shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a stockholders' meeting duly called for such purpose.

         Section 10. ADVANCE NOTICE OF STOCKHOLDER PROPOSED BUSINESS AT ANNUAL MEETING. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

         Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 10; provided, however, that nothing in this Article II, Section 10 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

         The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article III, Section 10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Notwithstanding anything contained in the Bylaws to the contrary, this
Article II, Section 10 shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not be residents of Delaware or stockholders of the Corporation.

         Section 2. COMPENSATION. Directors of the Corporation who also serve as officers or members of management ("employee directors") shall serve as directors without compensation. Non-employee directors of the Corporation shall be entitled to receive such compensation and benefits as is from time to time determined by the Board of Directors. The employee directors may be paid their expenses, if any, and the non-employee directors may be paid a fee and expenses, if any, of attendance at each meeting of the Board of Directors or of any committee. No such payments shall preclude any director from serving in any other capacity and receiving compensation therefor.

         Section 3. NUMBER, ELECTION & TERM. The Corporation's Board of Directors shall consist of not less than three nor more than twelve members, with the exact number to be fixed from time to time in accordance with a resolution adopted by a majority of the entire Board of Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board of Directors shall be divided into three classes. The number of directors elected to each class shall be as nearly equal in number as possible. Each director in the first class shall be elected to an initial term expiring at the next ensuing annual meeting of stockholders, each director in the second class shall be elected to an initial term expiring at the annual meeting of stockholders held one year thereafter, and each director in the third class shall be elected to an initial term expiring at the annual meeting of stockholders held one year thereafter, in each case until his or her successor is duly elected and qualified or until his or her earlier resignation, death, incapacity or removal from office. Upon the expiration of the initial terms of office for each class of directors, the successor directors of each class shall be elected for a full term of three years, to serve until their successors are duly elected and qualified or until their earlier resignation, death, incapacity or removal from office. The Board of Directors shall apportion any increase or decrease in the number of directors among the classes as nearly equal in number as possible.

         Section 4. VACANCIES. Whenever any vacancy on the Board of Directors shall occur due to death, resignation, retirement, disqualification, removal, increase in the number of directors, or otherwise, a majority of the remaining directors in office, although less than a quorum of the Board of Directors, may fill the vacancy for the balance of the unexpired term, at which time a successor or successors shall be duly elected by the stockholders and qualified.

Notwithstanding the provisions of any other Article hereof, only the remaining directors of the Corporation shall have the authority, in accordance with the procedure stated herein, to fill any vacancy that arises on the Board of Directors.

         Section 5. REMOVAL OF DIRECTORS. A director may be removed from office prior to the expiration of his or her term: (i) only for cause; and (ii) only upon the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors.

         Section 6. QUORUM AND VOTING. A majority of the number of directors fixed by or in accordance with these Bylaws shall constitute a quorum for the transaction of business at any meeting of directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors.

         Section 7. DEEMED ASSENT. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting (or promptly upon his arrival) to the holding of the meeting or transacting specified business at the meeting, or (ii) the director votes against or abstains from the action taken.

         Section 8. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee, a compensation committee, an audit committee and one or more other committees each of which must have at least two members and, to the extent provided in the designating resolution, shall have and may exercise all the authority of the Board of Directors, except such authority as may be reserved to the Board of Directors under Delaware law.

                  (a) EXECUTIVE COMMITTEE. The Board of Directors by resolution may designate one or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the Board of Directors is required by statute.

                  (b) OTHER COMMITTEES. The Board of Directors may by resolution create other committees for such terms and with such powers and duties as the Board of Directors shall deem appropriate.

                  (c) ORGANIZATION OF COMMITTEES. The chairman of all committees of the Board of Directors shall be chosen by the members thereof. Each committee shall elect a secretary, who shall be either a member of the committee or the secretary of the Company. The chairman of each committee shall preside at all meetings of such committee.

                  (d) MEETINGS. Regular meetings of each committee may be held without the giving of notice if a day of the week a time, and a place shall have been established by the committee for such meetings. Special meetings (and, if the requirements of the preceding sentence have not been met, regular meetings) shall be called as provided in Section 9 with respect to notices of special meetings of the Board of Directors.

                  (e) QUORUM AND MANNER OF ACTING. A majority of the members of each committee shall be present either in person or by telephone, radio, television, or similar means of communication through which all persons participating may simultaneously hear each other at all times, at each meeting of such committee in order to constitute a quorum for the transaction of business. The act of a majority of the members so present at a meeting at which a quorum is present shall be the act of such committee. The members of each committee shall act only as a committee, and shall have no power or authority, as such, by virtue of their membership on the committee.

                  (f) RECORD OF COMMITTEE ACTION; REPORTS. Each committee shall maintain a record, which need not be in the form of complete minutes, of the action taken by it at each meeting, which record shall include the date, time and place of the meeting, the names of the members present and absent, the action considered, and the number of votes cast for and against the adoption of the action considered. All action by each committee shall be reported to the Board of Directors at its next meeting succeeding such action, such report to be in sufficient detail as to enable the Board of Directors to be informed of the conduct of the Corporation's business and affairs since the last meeting of the Board of Directors.

                  (g) REMOVAL. Any member of any committee may be removed from such committee, either with or without cause, at any time by resolution adopted by a majority of the whole Board of Directors at any meeting of the Board of Directors.

                  (h) VACANCIES. Any vacancy in any committee shall be filled by the Board of Directors in the manner prescribed by these Bylaws.

         Section 9. MEETINGS. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at any other place, within or without the State of Delaware, designated by the person or persons entitled to give notice of or otherwise call the meeting. Meetings of the Board of Directors may be called by the CEO, or the President in the absence of a CEO, or by any two directors. Members of the Board of Directors (and any committee of the Board of Directors) may participate in a meeting of the Board of Directors (or any committee of the Board of Directors) by means of a conference telephone or similar communications equipment through which all persons participating may simultaneously hear each other during the meeting; participation by these means constitutes presence in person at the meeting.

         Section 10. NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting, so long as the date, time and place of such meetings are fixed generally by the Board of Directors. Special meetings of the Board of Directors must be preceded by at least two (2) days' written notice of the date, time and place of the meeting. The notice need not describe either the business to be transacted at or the purpose of the special meeting.

         Section 11. WAIVER OF NOTICE. Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of that meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. The waiver of notice need not describe either the business to be transacted at or the purpose of the special meeting.

         Section 12. DIRECTOR ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors (or a committee of the Board of Directors) may be taken without a meeting if the action is taken by the written consent of all members of the Board of Directors (or of the committee of the Board of Directors). The action must be evidenced by one or more written consents describing the action to be taken and signed by each director (or committee member), which consent(s) shall be filed in the minutes of the proceedings of the Board of Directors. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

         Section 13. STOCKHOLDER NOMINATIONS FOR DIRECTOR CANDIDATES. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the persons, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, (iv) the consent of each nominee to serve as a director of the Corporation if so elected, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice: (i) the name and record address of stockholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

         The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 14. AMENDMENTS. Notwithstanding anything contained in the Bylaws to the contrary, this Article III shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

                                   ARTICLE IV
                                    OFFICERS

         Section 1. OFFICERS. The officers of the Corporation shall consist of a President, one or more Vice Presidents and Secretaries and a Treasurer, and if elected by the Board of Directors by resolution, a CEO and/or Chairman. Such other officers and assistant officers and agents as may be deemed necessary or desirable may be appointed by the Board of Directors. Any two or more offices may be held by the same person.

         Section 2. DUTIES. The officers of the Corporation shall have the following duties:

         The CHIEF EXECUTIVE OFFICER shall have general and active management of the business and affairs of the Corporation subject to the direction of the Board of Directors. The Chief Executive Officer shall see to it that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may, without approval of the Board of Directors, appoint a Vice President or an assistant officer who is not deemed an executive "officer" pursuant to Section 16 of the Securities Exchange Act of 1934, as amended. In the absence of the Chairman of the Board of Directors or in the event the Board of Directors shall not have designated a Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the Board of Directors and stockholders.

         The PRESIDENT shall have such powers and perform such duties as the Board of Directors shall from time to time designate. In the absence or disability of the Chief Executive Officer, the President shall have the powers and shall exercise the duties of the Chief Executive Officer.

         Each VICE PRESIDENT, if any, shall have such powers and perform such duties as the Board of Directors shall from time to time designate. In the absence or disability of the President, a Vice President specifically designated by the vote of the Board of Directors shall have the powers and shall exercise the duties of the President.

         The SECRETARY shall have custody of and shall maintain all of the corporate records (except the financial records), shall record the minutes of all meetings of the stockholders and the Board of Directors, shall authenticate records of the Corporation, shall send all notices of meetings and shall perform such other duties as are prescribed by the Board of Directors or the CEO, or the President in the absence of a CEO,, under whose supervision he shall be.

         The TREASURER shall have custody of all corporate funds, securities and financial records, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render an account of all his transactions as treasurer and of the financial condition of the Corporation at regular meetings of the Board of Directors or when the Board of Directors so requests. The Treasurer shall also perform such other duties as are prescribed by the Board of Directors.

         Section 3. RESIGNATION OF OFFICER. An officer may resign at any time by delivering notice to the Corporation. The resignation shall be effective upon receipt, unless the notice specifies a later effective date acceptable to the Board of Directors. If the resignation is effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the Board of Directors provides that the successor officer does not take office until the future effective date.

         Section 4. REMOVAL OF OFFICER. The Board of Directors may remove any officer at any time with or without cause.

         Section 5. COMPENSATION. The compensation of officers shall be fixed from time to time at the discretion of the Board of Directors. The Board of Directors may enter into employment agreements with any officer of the Corporation.

                                   ARTICLE V
                               STOCK CERTIFICATES

         Section 1. ISSUANCE. Every holder of shares in this Corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until the consideration therefor has been fully paid.

         Section 2. FORM. Certificates representing shares in this Corporation shall be signed by the CEO, or the President in the absence of a CEO, and the Secretary of the Corporation, or any other officer so designated by the Board of Directors.

         Section 3. LEGENDS FOR PREFERENCES AND RESTRICTIONS ON TRANSFER. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         A written restriction on the transfer or registration of transfer of a security of the Corporation, if permitted by law and noted conspicuously on the certificate representing the security may be enforced against the holder of the restricted security or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing the security, a restriction, even though permitted by law, is ineffective except against a person with actual knowledge of the restriction. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend, or in such other form as the Board of Directors may provide from time to time:

                  "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED."

         Section 4. FACSIMILE SIGNATURES. Any and all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of the issue.

         Section 5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of Delaware, shall not be bound to recognize any equitable or other claim to or interest in the shares.

         Section 6. TRANSFER OF SHARES. Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation or the transfer agent of the share certificates duly endorsed by the holder of record or attorney-in-fact. If the surrendered certificates are canceled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

         Section 7. LOST, STOLEN OR DESTROYED CERTIFICATES. If a stockholder claims to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board of Directors reasonably requires.

                                   ARTICLE VI
                                  DISTRIBUTIONS

         The Board of Directors may, in its sole judgment and discretion, from time to time authorize and declare, and the Corporation may pay, distributions on its outstanding shares in cash, property or its own shares, unless the distribution, after giving it effect, would result in (i) the Corporation being unable to pay its debts as they become due in the usual course of business, or (ii) a violation of applicable law.

                                  ARTICLE VII
                                CORPORATE RECORDS

         The Corporation shall keep as permanent records minutes of all meetings of its stockholders and Board of Directors, a record of all actions taken by the Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall also maintain accurate accounting records and a record of its stockholders in a form that permits preparation of a list of the names and addresses of all stockholders in alphabetical order by class of shares showing the number and series of shares held by each.

                                  ARTICLE VIII

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

         Section 1. INDEMNIFICATION. The Corporation shall, and does hereby, indemnify and hold harmless to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to such legislation or decisions), each person (including here and hereinafter, the heirs, executors, administrators, personal representatives or estate of such person) who was or is a party, or is threatened to be made a party, or was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), from, against and in respect of any liability (which for purposes of this Article shall include any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys' fees and expenses) asserted against him or incurred by him by reason of the fact that such indemnified person (1) is or was a director or officer of the Corporation or (2) is or was an employee or agent of the Corporation as to whom the Corporation has agreed in writing to grant such indemnity or (3) is or was serving, at the request of the Corporation, as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan) or is or was serving as an agent of such other corporation, partnership, joint venture, trust or other enterprise, in each case, as to whom the Corporation has agreed in writing to grant such indemnity. Each director, officer, employee or agent of the Corporation as to whom indemnification rights have been granted under this Section 1 of this Article shall be referred to as an "Indemnified Person".

         Notwithstanding the foregoing, except as specified in Section 3 of this Article, the Corporation shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or any part thereof) initiated by such Indemnified Person unless the authorization for such Proceeding (or any part thereof) was not denied by the Board of Directors of Directors of the Corporation within sixty (60) days after receipt of notice thereof from such

Indemnified Person stating his intent to initiate such Proceeding and only then upon such terms and conditions as the Board of Directors may deem appropriate.

         Section 2. ADVANCE OF COSTS, CHARGES AND EXPENSES. Costs, charges and expenses (including attorneys' fees and expenses) incurred by an officer or director who is an Indemnified Person in defending a Proceeding shall be paid by the Corporation, to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Corporation to provide broader rights to advance costs, charges and expenses than permitted prior to such legislation or decisions), in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Indemnified Person to repay all amounts so advanced in the event that it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. The Corporation may, upon approval of the Indemnified Person, authorize the Corporation's counsel to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding. Such authorization may be made by the Chairman of the Board of Directors, unless he is a party to such Proceeding, or by the Board of Directors by majority vote, including directors who are parties to such Proceeding.

         Section 3. PROCEDURE FOR INDEMNIFICATION. Any indemnification or advance under this Article shall be made promptly and in any event within forty-five (45) days upon the written request of the Indemnified Person. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnified Person in any court of competent jurisdiction, if the Corporation denies such request under this Article, in whole or in part, or if no disposition thereof is made within forty-five (45) days. Such Indemnified Person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standard of conduct, if any, required by current or future legislation or by current or future judicial or administrative decisions for indemnification (but, in the case of any such future legislation or decisions, only to the extent that it does not impose a more stringent standard of conduct than permitted prior to such legislation or decision), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 4. RIGHTS NOT EXCLUSIVE; CONTRACT RIGHT; SURVIVAL. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in such person's official capacity and as to actions in another capacity while holding such office, and shall continue as to an Indemnified Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators, personal representatives and estate of such person. All rights to indemnification and advances under this Article shall be deemed to be a contract between the Corporation and each Indemnified Person who serves or served in such capacity at any time while this Article is in effect and, as such, are enforceable against the Corporation. Any repeal or modification of this Article or any repeal or modification of relevant provisions of Delaware's General Corporation Law or any other applicable laws shall not in any way diminish these rights to indemnification of or advances to such Indemnified Person, or the obligations of the Corporation arising hereunder, for claims relating to matters occurring prior to such repeals or modification.

         Section 5. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan), with respect to any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the applicable provisions of Delaware law.

         Section 6. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless, and make advances to, each Indemnified Person as to costs, charges and expenses (including attorneys' fees), liabilities, judgments, fines and amounts paid in settlement with respect to any Proceeding, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and as otherwise permitted by applicable law.


                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 1. CORPORATE SEAL. The corporate seal of the Corporation shall be circular in form and shall include the name and jurisdiction of incorporation of the Corporation.

         Section 2. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each calendar year, unless otherwise fixed by resolution of the Board of Directors.

         Section 3. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the CEO, or the President in the absence of a CEO,, the Treasurer or such other officer(s) or agent(s) of the Corporation as shall be determined from time to time by resolution of the Board of Directors.

                                    ARTICLE X
                                    AMENDMENT

         The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or any part hereof. Certain provisions of the Bylaws, as stated herein, may not be altered, amended or repealed except by the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a stockholders' meeting duly called for such purpose. Except for such provisions requiring a two-thirds vote to alter, amend or repeal, the Bylaws may be altered, amended or repealed, and new bylaws may be adopted, by the stockholders upon the affirmative vote of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote at a stockholders' meeting duly called for such purpose. Notwithstanding anything contained in these Bylaws to the contrary, this Article X shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a stockholders' meeting duly called for such purpose.